Exhibit 10.50

SECOND AMENDMENT
TO
WASHINGTON TRUST BANCORP, INC.
1997 EQUITY INCENTIVE PLAN

A. The Washington Trust Bancorp, Inc. 1997 Equity Incentive Plan is hereby amended as follows:

1. Section 5(a) is hereby amended by deleting the third sentence thereof and substituting therefor the following:

“If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for Award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code.  Subject to such overall limitation, Options or SARs with respect to no more than 100,000 shares of Common Stock may be issued to any one Participant during any one calendar year period.”

2. Section 6(d) is hereby amended by deleting said subsection in its entirety and substituting the following in lieu thereof:

“(d)           Options may be exercised in whole or in part, by giving written notice of exercise to the Corporation, specifying the number of shares of Common Stock to be purchased.  Payment of the option price may be made by one or more of the following methods to the extent provided in the Option agreement:

(i)           In cash, by certified or bank check or other instrument acceptable to the Board;

(ii)           Through the delivery (or attestation to the ownership) of shares of Common Stock that have been purchased by the Participant on the open market or that have been beneficially owned by the Participant for at least six months and are not then subject to risks of forfeiture.  Such surrendered shares shall be valued at Fair Market Value on the date of delivery;

(iii)           By the Participant delivering to the Corporation a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation cash or a check payable and acceptable to the Corporation for the option price; provided that in the event the Participant chooses to pay the option price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Board shall prescribe as a condition of such payment procedure; or

(iv)           By the Participant delivering to the Corporation a promissory note if the Board has expressly authorized the loan of funds to the Participant for the purpose of enabling or assisting the Participant to effect the exercise of his Option; provided that at least so much of the exercise price as represents the par value of the Common Stock shall be paid other than with a promissory note if otherwise required by state law.

Payment instruments will be received subject to collection.  The delivery of certificates representing the shares of Common Stock to be purchased pursuant to the exercise of a Option will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Corporation of the full option price for such shares and the fulfillment of any other requirements contained in the Option agreement or applicable provisions of laws.  In the event a Participant chooses to pay the option price by previously-owned shares of Common Stock through the attestation method, the number of shares of Common Stock transferred to the Participant upon the exercise of the Option shall be net of the number of shares attested to.”

3. Section 12(b) is hereby amended by deleting the fourth sentence thereof in its entirety.

4. Section 12(g) is hereby amended by deleting said section in its entirety and substituting therefor the following:

“(g)           Withholding.  The Participant shall pay to the Corporation, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  In the Board’s discretion, the required minimum tax withholding obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.  The Corporation and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.”

B. The effective date of this Amendment shall be April 23, 2001.
Executed on behalf of Washington Trust Bancorp, Inc. by its duly authorized officer this 23rd day of April, 2001.

WASHINGTON TRUST BANCORP, INC

By:	/s/ John C. Warren
John C. Warren
Title:	Chairman & Chief Executive Officer